Exhibit 99.1

FOR IMMEDIATE RELEASE

Ekso Bionics Completes Offer to Amend and Exercise its Warrants

Brings Total Raised in 2014 to over $53 million.

RICHMOND, Calif., November 24, 2014 – Ekso Bionics Holdings, Inc. (OTCQB: EKSO), a robotic exoskeleton company, today announced that warrant holders have elected to exercise 22.8 million of their $2.00 warrants at a reduced exercise price of $1.00 per share, providing $22.8 million in gross proceeds to Ekso Bionics. Additionally, Ekso Bionics has received approval of a majority of the Company’s warrant holders to remove the price-based anti-dilution provisions from the outstanding warrants, simplifying the Company’s path to a future up-listing onto a primary exchange.

"I am excited about the exceptional support that our stakeholders continue to show. Our Ekso GT™ robotic exoskeleton is well received by our customers – to date, almost 15 million steps have been taken in leading clinics around the world. There is active interest in our able-bodied applications, demonstrated by the recent agreement with Google’s Boston Dynamics. Now, a big thanks to our shareholders for providing the means for us to continue investing in our growth plans" stated Nathan Harding, chief executive officer and co-founder.  "2015 looks to be an exciting year for us as we work towards making exoskeletons the standard of care in rehabilitation and introducing our next generation of exoskeleton products for new applications.”

The Company intends to use the proceeds to expand its sales and marketing efforts, to build on initial positive clinical evidence, to bolster the healthcare economics case for exoskeleton rehabilitation and to support their reimbursement strategy for an expansion into the personal mobility markets. In conjunction with these efforts, Ekso Bionics intends to pursue the commercialization of able-bodied exoskeletons, including leveraging its extensive exoskeleton IP portfolio to secure commercial partnership(s).

Katalyst Securities and EDI Financial acted as the co-exclusive warrant agents for this successful warrant solicitation.

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company’s first commercially available product, called the Ekso device, has helped thousands of people with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable.

Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO. To learn more about Ekso Bionics please visit us at www.eksobionics.com

Facebook: www.facebook.com/eksobionics
Twitter: @eksobionics
YouTube: http://www.youtube.com/user/EksoBionics/

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com

###

Media Contact:
Heidi Darling, Director of Marketing Communications
Phone: 415.302.4777
hdarling@eksobionics.com

Investor Contact:
Lauren Glaser, Vice President
Phone: 646.378.2972
lglaser@troutgroup.com